Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Stephen G. Lear, Chief Executive Officer of NSTS Bancorp, Inc. (the “Company”) and Carissa H. Schoolcraft, Chief Financial Officer of the Company, each hereby certifies in his or her capacity as an officer of the Company that he or she has reviewed the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), and that to the best of his or her knowledge:

1.The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 13, 2022	By:	/s/ Stephen G. Lear
Stephen G. Lear
President Chief Executive Officer
(Principal Executive Officer)

Dated: May 13, 2022	By:	/s/ Carissa H. Schoolcraft
Carissa H. Schoolcraft
Chief Financial Officer
(Principal Financial and Accounting Officer)